UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut 06854

(Address of Principal Executive Offices) (ZIP Code)

(203) 401-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	BMNR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 10, 2026, Bitmine Immersion Technologies, Inc. (the “Company”) issued 3,500,000 shares of 9.50% Series A Perpetual Preferred Stock (the “Series A Preferred Stock”) in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an Underwriting Agreement, dated June 4, 2026 (as previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2026), by and among the Company and Moelis & Company LLC and Cantor Fitzgerald & Co., as underwriters. In connection with the issuance of Series A Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating an aggregate of 3,500,000 shares of, and establishing the terms of, the Series A Preferred Stock.

The Series A Preferred Stock will accumulate cumulative dividends (“Regular Dividends”) at a rate per annum equal to 9.50% (the “Regular Dividend Rate”) of the stated amount of $100 per share (the “Stated Amount”), regardless of whether or not declared or funds are legally available for their payment. Regular Dividends will be payable when, as and if declared by the Company’s board of directors, out of funds legally available for their payment, solely in cash, weekly in arrears on each Friday (or the next business day if such Friday is not a business day), beginning on the second Friday following the Initial Issue Date (each, a “Regular Dividend Payment Date”). The Company may in the future elect to pay dividends more frequently than weekly.

If any accumulated Regular Dividend (or any portion thereof) on the Series A Preferred Stock is not paid on the applicable Regular Dividend Payment Date (or, if such Regular Dividend Payment Date is not a business day, the next business day), then additional dividends (“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend, compounded weekly at the Compounded Dividend Rate (as defined below), from, and including, such Regular Dividend Payment Date to, but excluding, the date the same, including all Compounded Dividends thereon, is paid in full. The “Compounded Dividend Rate” applicable to any unpaid Regular Dividend that was due on a Regular Dividend Payment Date (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to the Regular Dividend Rate plus 5 basis points (based on a weekly regular dividend period); provided, however, that until such Regular Dividend, together with Compounded Dividends thereon, is paid in full, such Compounded Dividend Rate will increase by 5 basis points per annum (based on a weekly regular dividend period) for each subsequent Regular Dividend Period, up to a maximum rate of 15% per annum. The Company will have the flexibility to elect to increase the payment frequency of Regular Dividends to be more often than weekly and, in the event that the Company so elects, the additional dividend rate increase per regular dividend period will be proportionately reduced to reflect such shorter regular dividend period such that the maximum aggregate additional dividend rate increase per annum is 260 basis points.

If the Company fails to declare a Regular Dividend on or prior to the record date applicable to a Regular Dividend Payment Date, such failure (without any further action by the Company) shall automatically constitute a notice of deferral. Upon issuance of such notice, the Company shall use its commercially reasonable efforts over the following 30-day period to sell Common Stock, other securities and/or digital assets to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable Regular Dividend Payment Date, plus Compounded Dividends thereon.

The Series A Preferred Stock has a par value of $0.0001 per share and initially has a liquidation preference of $100 per share, subject to adjustment as set forth below (the “Liquidation Preference”). The Series A Preferred Stock will rank senior to the Company’s common stock, $0.0001 par value per share (the “Common Stock”), other Junior Stock and all other future preferred equity with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, subject to certain exceptions. The Series A Preferred Stock will be equal in rank with any Dividend Parity Stock and Liquidation Parity Stock, with respect to the distribution of assets upon our liquidation, dissolution or winding up, and will be junior to the Company’s existing and future indebtedness, structurally junior to the liabilities of the Company’s subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding that ranks senior thereto.

If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then the holders of Series A Preferred Stock will be entitled to receive payment for the Liquidation Preference of, and all accumulated and unpaid Regular Dividends and any Compounded Dividends on, their shares of Series A Preferred Stock out of the Company’s assets or funds legally available for distribution to its stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, holders of Common Stock or other Junior Stock.

The Liquidation Preference of the Series A Preferred Stock shall initially be $100 per share; provided, however, that, effective immediately after the close of business on each business day after the Initial Issue Date (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of Series A Preferred Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the Liquidation Preference per share of Series A Preferred Stock will be adjusted to the greatest of (i) the Stated Amount; (ii) in the case of any business day with respect to which the Company has, on such business day or on any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of Series A Preferred Stock, an amount equal to the Last Reported Sale Price per share of Series A Preferred Stock on the trading day immediately before the applicable business day; and (iii) the arithmetic average of the Last Reported Sale Prices per share of Series A Preferred Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided, however, that, if applicable, the reference in clause (iii) to ten will be replaced by such lesser number of trading days as have elapsed during the period from, and including, the initial issue date to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which the Company executes any sale transaction to be settled by the issuance of Series A Preferred Stock (other than the Series A Preferred Stock initially issued on the initial issue date), the liquidation preference per share of Series A Preferred Stock will be $100.

The Company will have the right, at its election, to redeem all, and not less than all, of the Series A Preferred Stock, at any time, for cash if the total number of shares of Series A Preferred Stock then outstanding is less than 25% of the total number of shares of the Series A Preferred Stock originally issued on the Initial Issue Date and in any future offering of the Series A Preferred Stock, taken together (a “Clean-Up Call”). The Company will also have the right, at its election, to redeem all, and not less than all, of the Series A Preferred Stock, at any time, for cash if a “Tax Event” occurs (a “Tax Redemption”).

The redemption price for any Series A Preferred Stock to be redeemed pursuant to an Optional Redemption (other than a Clean-Up Call or Tax Redemption) will be a cash amount per share equal to: (i) from the Initial Issue Date to December 10, 2027 (18 months following the Initial Issue Date), 110% of the Stated Amount; (ii) from December 10, 2027 to June 10, 2029 (three years following the Initial Issue Date), 105% of the Stated Amount; and (iii) after June 10, 2029, 100% of the Stated Amount; in each case plus accumulated and unpaid Regular Dividends (and any Compounded Dividends thereon) to, but excluding, the redemption date. For a Clean-Up Call or Tax Redemption, the redemption price per share will be the Liquidation Preference as of the business day before the Company sends the related redemption notice, plus accumulated and unpaid Regular Dividends (and any Compounded Dividends thereon). The redemption date shall be not less than 30 nor more than 60 calendar days after the date of the redemption notice.

If a “Fundamental Change” occurs, then holders of the Series A Preferred Stock will have the right to require the Company to repurchase some or all of their shares of Series A Preferred Stock at a cash repurchase price equal to (i) the Stated Amount plus (ii) accumulated and unpaid Regular Dividends on such share to, but excluding, the Fundamental Change repurchase date.

The Series A Preferred Stock will have voting rights with respect to certain amendments to the Company’s certificate of incorporation or the Certificate of Designations, certain business combination transactions and certain other matters (requiring the affirmative vote of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any Voting Parity Stock, voting together as a single class). The Company may not create or issue any class or series of stock that ranks senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up without the consent of holders of at least two-thirds of the combined outstanding voting power of the Series A Preferred Stock and any Voting Parity Stock.

If less than the full amount of accumulated and unpaid Regular Dividends on the outstanding Series A Preferred Stock have been declared and paid by the following Regular Dividend Payment Date in respect of each of (i) a 12-month period and (ii) 18-month period, then, in each case, subject to certain limitations set forth in the Certificate of Designations, the holders of the Series A Preferred Stock, voting together as a single class with the holders of any Voting Parity Stock with similar voting rights then exercisable, will have the right to elect one or two Preferred Stock Directors (as applicable) to the Company’s board of directors.

The Series A Preferred Stock does not have preemptive rights and is not subject to any sinking fund obligations. The above description of the Certificate of Designations and the terms of the Series A Preferred Stock is a summary and is not complete. Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Certificate of Designations. A copy of the Certificate of Designations and the form of the certificate representing the Series A Preferred Stock are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Certificate of Designations and the Series A Preferred Stock set forth in such exhibits.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information set forth above in this Current Report under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations relating to the 9.50% Series A Perpetual Preferred Stock.
4.1	Form of certificate representing the 9.50% Series A Perpetual Preferred Stock (included as Exhibit A to Exhibit 3.1).
5.1	Opinion of Winston Taylor LLP.
23.1	Consent of Winston Taylor LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITMINE IMMERSION TECHNOLOGIES, INC.

Dated: June 10, 2026
	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer